UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2009

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Other Jurisdiction of Incorporation)

1-13582	51-0363307
(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, NC	28027
(Address of Principal Executive Offices)	(Zip Code)

(704) 455-3239

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2009, Speedway Motorsports, Inc. (the “Company”) and all of its operative subsidiaries, except Oil-Chem Research Corporation and its subsidiaries (the “Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with Banc of America Securities LLC, J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several initial purchasers (the “Initial Purchasers”), for the issuance and sale (the “Transaction”) to the Initial Purchasers of $275 million aggregate principal amount of the Company’s 8 3/4% Senior Notes due 2016 (the “Notes”). The Purchase Agreement includes customary representations, warranties, covenants and indemnification obligations.

In order to allow for the issuance of the Notes, on May 14, 2009 the Company also entered into the Eighth Amendment (the “Eighth Amendment”) to its Credit Agreement dated May 16, 2003, as amended (the “2003 Credit Facility”), among the Company, the guarantors identified on the signature pages thereto and the various lenders identified on the signature pages thereto (the “Lenders”), which include Bank of America, N.A., as Administrative Agent for the Lenders, Wachovia Bank N.A., as Syndication Agent, Calyon New York Branch and SunTrust Bank, as the Documentation Agents, and Banc of America Securities LLC, as Lead Arranger and Book Manager for the Lenders. The Eighth Amendment is described further below.

The Transaction was consummated on May 19, 2009 (the “Closing Date”). As part of the closing, the Company entered into an Indenture, dated as of the Closing Date (the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), and a Registration Rights Agreement, dated as of the Closing Date (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers. The Indenture and Registration Rights Agreement are described further below. The offering price of the Notes was 96.826% of the principal amount of the Notes. Net proceeds from the Transaction, after deducting estimated offering expenses and the Initial Purchasers’ commissions and discounts, were approximately $260.5 million. The company will use the net proceeds to reduce the outstanding borrowings under the 2003 Credit Facility.

Eighth Amendment

The Eighth Amendment allows the Company to incur the $275 million principal amount of indebtedness under the Notes as permitted indebtedness. Also, as a condition to the incurrence of such additional indebtedness, the Eighth Amendment reduces permitted borrowings under the 2003 Credit Facility from $500 million to $350 million and requires the Company to use the proceeds from the Transaction to reduce the outstanding borrowings under the 2003 Credit Facility.

Indenture

Pursuant to the Purchase Agreement, the Company issued and sold to the Initial Purchasers $275 million aggregate principal amount of the Notes under the Indenture. The Notes have not been registered under the Securities Act of 1933, as amended (the “Act”). The Notes were offered to the Initial Purchasers by the Company in reliance on the exemption from registration provided by Section 4(2) of the Act, and resold by the Initial Purchasers pursuant to Rule 144A and Regulation S under the Act.

Maturity. The Notes mature on June 1, 2016.

Interest Rate. Interest on the Notes accrues at a rate of 8 3/4% per annum. The Notes pay interest semi-annually in cash in arrears on June 1 and December 1 of each year, commencing on December 1, 2009.

Guarantees. The Guarantors unconditionally guarantee the Company’s obligations under the Notes, jointly and severally, on a senior unsecured basis.

Ranking. The Notes are senior unsecured obligations of the Company and (i) rank equally in right of payment with all existing and future senior debt, (ii) are senior in right of payment to any subordinated debt, including the Company’s outstanding $330.0 million of 6 3/4% Senior Subordinated Notes due 2013, (iii) are effectively subordinated to all secured debt, including the 2003 Credit Facility, to the extent of the value of the collateral securing those obligations, and (iv) are structurally subordinated to any obligations of the Company’s subsidiaries that do not guarantee the Notes.

Optional Redemption. The Notes are redeemable, in whole or in part, at any time on or after June 1, 2013 at the following redemption prices (expressed as a percentage of principal amount for each twelve-month period beginning June 1 of the relevant year) plus accrued and unpaid interest thereon to the date of redemption (plus liquidated damages, if any): (i) 104.375% in 2013, (ii) 102.188% in 2014, and (iii) 100% in and after 2015. In addition, the Company may redeem, at a premium, up to 35% of the Notes before June 1, 2012 with the net cash proceeds from certain equity offerings. The Company may also redeem some or all of the Notes before June 1, 2013 at a redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium.

Change of Control. If the Company consummates certain sales of assets or experiences certain types of change of control transactions, it must offer to repurchase the Notes at 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the repurchase date.

Other Covenants. The Indenture contains customary affirmative and negative covenants.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment; breach of covenants in the Indenture; payment defaults or acceleration of other indebtedness; failure to pay certain judgments; and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of, and accrued but unpaid interest on, the Notes to be due and payable.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company has agreed to (i) file an exchange offer registration statement with the Securities and Exchange Commission (“SEC”) on or before August 17, 2009, (ii) use its reasonable best efforts to have such exchange offer registration statement declared effective by the SEC by October 16, 2009, (iii) use its reasonable best efforts to commence the exchange offer within 30 business days from the date on which the registration statement is declared effective and thereby exchange the Notes for a new issue of identical debt securities registered under the Securities Act of 1933, as amended, and (iv) under certain circumstances, file a shelf registration statement to cover resales of the Notes and use its reasonable best efforts to cause the registration statement to be declared effective on or prior to 90 days after the obligation to file the shelf registration statement arises.

If the Company and the Guarantors fail to satisfy these and certain other related obligations, the Company must pay liquidated damages to holders of the Notes. In the first 90-day period following any such “registration default,” the Company will be required to pay liquidated damages in an amount equal to $0.05 per week per $1,000 principal amount of Notes. This amount will increase by an additional $0.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until such registration default is cured, up to a maximum amount of liquidated damages equal to $0.30 per week per $1,000 principal amount of Notes.

The foregoing descriptions of the Purchase Agreement, Eighth Amendment, Indenture, Notes and Registration Rights Agreement are summary in nature and are qualified in their entirety by reference to such agreements, copies of which are attached to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number
4.1	Indenture, dated May 19, 2009, among the Company, the Guarantors and the Trustee.

4.2	Forms of 8 3/4% Senior Notes due 2016 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated May 19, 2009 among the Company, the Guarantors and the Initial Purchasers.

10.1	Purchase Agreement, dated May 14, 2009 among the Company, the Guarantors and the Initial Purchasers.

Exhibit Number
10.2	Eighth Amendment to Credit Agreement, dated May 14, 2009, among the Company, the guarantors identified on the signature pages thereto and the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

May 19, 2009	/s/ J. Cary Tharrington IV
J. Cary Tharrington IV
Vice President, General Counsel and Secretary